SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement	[ ]	Confidential, for Use of the

[ ]	Definitive Proxy Statement		Commission Only (as permitted

[X]	Definitive Additional Materials		by Rule 14a-6(e)(2))

[ ]	Soliciting Material Pursuant to

240.14a-11(c) or 240.14a-12

DOUBLELINE FUNDS TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

THIS FILING CONSISTS OF A CALL CENTER PHONE SCRIPT RELATED TO THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD VIRTUALLY ON APRIL 7, 2022, AND THE RELATED PROXY STATEMENT.

URGENT: YOUR VOTE IS CRITICAL

Dear Valued DoubleLine Fund Shareholder:

I am writing today to ask for your help with the shareholder proxy that has been underway for the past several months. The Special Joint Meeting of Shareholders for DoubleLine Shiller Enhanced CAPE® and DoubleLine Shiller Enhanced International CAPE® has been adjourned to permit shareholders additional time to vote on the proposals set forth in the proxy statements.

The Board of Trustees has approved the proposals and recommends you vote in favor of each of the proposals applicable to your Fund(s). ISS and Glass Lewis, two independent proxy advisory firms, have also issued favorable recommendations and recommend that shareholders vote in favor of the proposals.

You are an important shareholder and your vote is critical. The next shareholder meeting is scheduled for Tuesday, May 3, 2022, so your immediate participation is needed.

The Funds offer three easy methods for you to vote:

VOTE ONLINE	VOTE BY MAIL	VOTE BY PHONE
Visit www.proxyvote.com and enter the control number that appears on your enclosed proxy card. Follow the on-screen prompts to vote.	Return the executed proxy card in the postage-paid envelope provided so it is received before May 3, 2022.

Call 1-833-782-7143 Monday through Friday, 9 a.m. to 10 p.m. ET, to speak with a proxy specialist.

OR

If you have your proxy materials, call the number listed on your enclosed proxy card and follow the touch-tone prompts to vote.

We truly appreciate your investment and regret any inconvenience as a result of this process. Thank you again for your help and support.

Sincerely,

President

DoubleLine Funds

ADJDL0422